UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2011

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 44th Floor, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of MSCI Inc. (the “Company”) on May 5, 2011 (the “Annual Meeting”), the shareholders of the Company considered and acted upon the following proposals, in each case consistent with the recommendations of the Company’ s Board of Directors:

1.	the election of the members of the Company’s Board of Directors;
2.	the advisory vote on executive compensation;
3.	advisory vote on the frequency of executive compensation votes in the future; and
4.	ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor.

The issued and outstanding shares of the Company’s class A common stock, $0.01 par value per share, entitled to vote at the Annual Meeting consisted of 120,062,156 shares, each share being entitled to one vote.  The following is a summary of the voting results for each matter presented to the shareholders:

1.	Election of members of the Company’s Board of Directors

Director	For	Against	Abstain	Broker Non-Vote
Benjamin F. duPont	105,305,923	16,323	460,706	4,351,674
Henry A. Fernandez	104,379,724	958,896	444,332	4,351,674
Alice W. Handy	104,450,611	1,040,775	291,566	4,351,674
Catherine R. Kinney	104,271,042	1,050,091	461,819	4,351,674
Linda H. Riefler	102,368,032	990,721	2,424,199	4,351,674
George W. Siguler	104,451,386	1,040,789	290,777	4,351,674
Scott M. Sipprelle	105,479,921	12,653	290,378	4,351,674
Patrick Tierney	105,489,955	6,813	286,184	4,351,674
Rodolphe M. Vallee	104,275,971	1,044,541	462,440	4,351,674

2.	Advisory vote on executive compensation

For	Against	Abstain	Broker Non-Vote
91,084,023	13,990,509	708,420	4,351,674

3.	Advisory vote on the frequency of executive compensation votes in the future

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
96,042,067	308,992	8,933,034	498,859	4,351,674

After consideration of the stockholders’ recommendations, the Company has decided to hold an advisory vote on the compensation of the Company’s named executive officers every year until the next vote on frequency, which shall be no later than the Company’s annual shareholder meeting in 2017.

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor

For	Against	Abstain
109,800,929	8,728	324,969

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: May 9, 2011	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman